AB Cap Fund, Inc. the Fund
811-01716

Exhibit 77I


Incorporated by reference to Item 77I of Form NSAR-B filed for the AB All Market Alternative Return Portfolio of the Registrant on December 29, 2017.


Information Classification: Limited Access

Information Classification: Limited Access

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